Exhibit 99
Wendy’s International, Inc. announces 2006 financial results
Total revenues were $2.4 billion
Income from continuing operations was $37.0 million and $0.32 per share; adjusted EBITDA from continuing operations was $220.7 million
Company finishes year with seven consecutive months of positive same-store sales
     DUBLIN, Ohio (February 2, 2007) — Wendy’s International, Inc. (NYSE: WEN) today announced its financial results for the full year 2006 and the fourth quarter ended Sunday, December 31, 2006.
     The Company completed its spinoff of Tim Hortons® in the third quarter and completed the sale of Baja Fresh® Mexican Grill during the fourth quarter. During the fourth quarter, the Company also approved the prospective sale of Cafe Express. Accordingly, the after-tax operating results of Tim Hortons, Baja Fresh and Cafe Express now appear in the “Discontinued Operations” line on the income statement.
2006 Full-Year Results
•	Total 2006 revenues were $2.4 billion, approximately flat with 2005.
•	The Company and its franchisees opened a total of 122 new Wendy’s® restaurants during the year. The openings consisted of 25 company-operated restaurants in North America and 80 franchised restaurants in North America, as well as 16 International franchised restaurants and one International company-operated restaurant.
•	Same-store sales increased 0.8% for U.S. company-owned restaurants and 0.6% for U.S. franchised restaurants in 2006. The Company ended the year with seven consecutive months and three consecutive quarters of positive same-store sales.
     “Our new strategic plan, ‘Quality-Driven: Wendy’s Recipe for Success,’ enabled us to take important actions that will help us substantially enhance profitability and create additional shareholder value,” said Chief Executive Officer and President Kerrii Anderson. “Our plan focuses on the core elements that have made the Wendy’s brand synonymous with quality and freshness.
     “We ended 2006 with strong momentum, positive same-store sales and significantly reduced costs,” Anderson said. “We intend to build on this momentum and drive even stronger results in 2007 and beyond, as we examine every facet of our business for improvement.”
     Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $220.7 million in 2006, compared to $260.9 million in 2005. (See “Disclosure regarding non-GAAP financial measures” for reconciliations of adjusted EBITDA and EBITDA.)

     EBITDA from continuing operations was $164.0 million in 2006, compared to $304.9 million in 2005.
     Reported 2006 pretax income from continuing operations was $42.5 million compared to $136.8 million in 2005. The Company reported after-tax income from continuing operations of $37.0 million, or $0.32 per share, in 2006 compared to $82.1 million, or $0.70 per share, in 2005.
     The Company reported full-year net income of $94.3 million and total diluted earnings per share of $0.82 in 2006, compared to $224.1 million and total diluted earnings per share of $1.92, respectively, in 2005. The 2005 results include Tim Hortons and other discontinued operations for the full year in 2005, which contributed $141.9 million to 2005 net income, compared to a $57.3 million contribution for 2006. Discontinued operations included Tim Hortons only for the first three quarters of 2006.
     Company-operated restaurant EBITDA margins were 8.9% in 2006 compared to 8.6% in 2005, reflecting improvements in cost of sales. Company-operated restaurant EBITDA margins consist of sales from company-operated restaurants minus cost of sales from company-operated restaurants minus company restaurant operating costs divided by sales from company-operated restaurants.
     The Company’s full-year 2006 reported results from continuing operations include the impact of the following items:
•	Sales — $2.2 billion in 2006, approximately flat compared to 2005. Positive same-store sales at company-operated restaurants were mostly offset by fewer U.S. company-operated stores open during the year, as the Company closed 29 underperforming company-operated restaurants in 2006.
•	Franchise Revenue — $284.7 million in 2006 vs. $317.1 million in 2005. The year-over-year decrease relates primarily to:
•	Approximately $16.8 million less in rental income in 2006 compared to a year ago due to the sale of Wendy’s properties leased to franchisees during 2005 and early 2006, and
•	No significant gains on property sales during 2006, compared to $16.3 million in gains on the sale of properties leased to franchisees in 2005.
•	Cost of Sales — $1.4 billion, or 62.8% of sales, in 2006 vs. $1.4 billion, or 63.7% of sales, in 2005. The year-over-year decrease as a percentage of sales is due to favorable commodity costs in 2006, primarily beef, and effective menu management.
•	Company Restaurant Operating Costs — $602.3 million, or 28.0% of sales, in 2006 vs. $581.9 million, or 27.2% of sales, in 2005. The year-over-year increase is due primarily to higher costs related to performance-based incentive compensation of $4.4 million for field staff in 2006, as well as higher costs for utilities, property management, insurance and supplies.
•	Operating Costs — $46.7 million in 2006 compared to $20.4 million in 2005. The year-over-year increase is primarily due to $25 million incremental advertising expense in 2006.
•	General and Administrative expense — $237.6 million, or 9.7% of revenues, in 2006 compared to $220.9 million, or 9.0% of revenues, in 2005. The year-over-year increase, which was partly offset by cost savings realized during 2006, is due to:

•	Incremental expense for performance-based incentive compensation of $10.9 million for corporate officers and employees in 2006, as the Company will pay bonuses commensurate with stronger second-half operating results for Wendy’s core business compared to 2005.
•	Approximately $7.4 million in expense for research and development primarily related to the breakfast program that is currently in approximately 150 U.S. restaurants.
•	Incremental consulting fees and professional services of $9.2 million during 2006.
•	Other Expense (Income) — $37.5 million of expense in 2006 compared to income of $34.3 million in 2005. The $71.8 million year-over-year difference relates primarily to:
•	$46.4 million in 2005 gains on the sale of real estate to third parties that had previously been leased to franchisees,
•	Store closure and sale charges of $26.6 million in 2005, compared to $17.9 million in 2006, and
•	$38.9 million in restructuring and severance charges during 2006.
•	Interest — $35.7 million of interest expense in 2006 compared to $43.1 million in 2005 and $37.9 million of interest income in 2006 compared to $4.0 million in 2005. The increase in interest income primarily relates to funds received from Tim Hortons after its initial public offering in March, while the decrease in interest expense relates primarily to the Company’s repayment of its 6.35% Notes in December 2005.
•	Taxes — An effective tax rate of 12.8% in 2006 compared to 40.0% in 2005. The 2006 rate is lower due primarily to the favorable settlement of Federal and various state tax examinations, as well as Federal tax credits for hiring employees in the Gulf Zone subsequent to Hurricane Katrina.
2006 Fourth-Quarter Results
•	Total revenues were $596.4 million in the fourth quarter of 2006, compared to $602.9 million in the fourth quarter of 2005.
•	The Company and its franchisees opened a total of 21 new Wendy’s restaurants during the quarter. The openings consisted of one company-owned North American restaurant and 15 franchised North American restaurants, as well as four International franchised restaurants and one International company-operated restaurant.
•	Same-store sales were 3.1% for U.S. company-owned restaurants and 2.7% for U.S. franchised restaurants.
     Adjusted EBITDA from continuing operations was $38.4 million in the fourth quarter of 2006, compared to $46.0 million in 2005.
     EBITDA from continuing operations was $30.5 million in the fourth quarter of 2006, compared to $83.7 million in the fourth quarter of 2005.
     Reported fourth-quarter pretax income from continuing operations was $3.1 million compared to $42.5 million in the fourth quarter of 2005. The Company reported after-tax income from continuing operations of $9.9 million, or $0.09 per share, in the fourth quarter of 2006 compared to $26.1 million, or $0.22 per share, in the fourth quarter of 2005.

     The Company reported 2006 fourth-quarter net income of $3.0 million and total diluted earnings per share of $0.03, compared to $30.0 million and total diluted earnings per share of $0.25, respectively, in the fourth quarter of 2005. The 2005 results include the impact of Tim Hortons and other discontinued operations, which contributed approximately $3.9 million to fourth-quarter net income, compared to a $6.9 million loss in the fourth quarter of 2006. Discontinued operations did not include Tim Hortons in the fourth quarter of 2006.
     Company-operated store EBITDA margins were 8.4% in the fourth quarter of 2006 compared to 7.7% in the fourth quarter of 2005, reflecting improvements in cost of sales.
     The Company’s fourth-quarter 2006 reported results from continuing operations include the impact of the following items:
•	Sales — $526.7 million in the fourth quarter of 2006 vs. $515.6 million in the fourth quarter of 2005. The year-over-year increase is due to positive same-store sales at company-operated restaurants, partly offset by 22 fewer average U.S. company stores open during the fourth quarter.
•	Franchise Revenue — $69.7 million in the fourth quarter of 2006, compared to $87.3 million in the fourth quarter of 2005. The decrease is due primarily to:
•	A $4.7 million decline in rental income due to sales of U.S. leased properties in 2005 and early 2006, and
•	A $14.9 million reduction in gains on sales of properties to franchisees.
•	Cost of Sales — $331.0 million, or 62.8% of sales, in the fourth quarter of 2006 vs. $328.0 million, or 63.6% of sales, in the fourth quarter of 2005. The year-over-year percentage decrease is due to favorable commodity costs, primarily beef, and effective menu management.
•	Company Restaurant Operating Costs — $149.5 million, or 28.4% of sales, in the fourth quarter of 2006 vs. $145.1 million, or 28.1% of sales, in the fourth quarter of 2005. The slight year-over-year increase as a percentage of sales is due to rent expense paid by Wendy’s to the 50/50 joint venture between Wendy’s and Tim Hortons. Due to the September spinoff of Tim Hortons, the joint venture is no longer consolidated, and therefore the rent expense is no longer eliminated.
•	Operating Costs — $4.2 million in the fourth quarter of 2006 compared to $5.9 million in the fourth quarter of 2005. The year-over-year decrease is primarily due to $1.7 million in rental expense paid by the 50/50 joint venture between Wendy’s and Tim Hortons. Due to the September spinoff of Tim Hortons, the joint venture is no longer consolidated, and therefore this rent expense is no longer reflected in operating costs.
•	General and Administrative expense — $67.4 million, or 11.3% of revenues, in the fourth quarter of 2006 compared to $65.4 million, or 10.8% of revenues, in the fourth quarter of 2005. The year-over-year increase, which was largely offset by cost savings realized during the quarter, relates to:
•	Incremental expense for performance-based incentive compensation of $5.5 million in the fourth quarter of 2006, and
•	Approximately $5.7 million in expense for research and development primarily related to the Company’s breakfast expansion.

•	Other Expense (Income) — $14.0 million of expense in the fourth quarter of 2006 compared to $24.9 million of income in the fourth quarter of 2005. The $38.9 million year-over-year difference relates primarily to:
•	A $46.4 million gain in the fourth quarter of 2005 from the sale of real estate to third parties that had previously been leased to franchisees.
•	$7.9 million in restructuring and severance charges during the fourth quarter of 2006.
•	Store closures and sale charges of $24.9 million in the fourth quarter of 2005 compared to $10.1 million in the fourth quarter of 2006.
•	Interest — $9.0 million of interest expense in the fourth quarter of 2006, compared to $10.7 million in the fourth quarter of 2005 and $10.2 million of interest income in the fourth quarter of 2006 compared to $1.4 million in the fourth quarter of 2005. The increase in interest income primarily relates to funds received from Tim Hortons after its initial public offering in March.
•	Taxes — Taxes benefited net income in the fourth quarter of 2006, compared to a 38.7% tax expense rate in the fourth quarter of 2005. The year-over-year difference is due to the December 2006 reauthorization of the Work Opportunity Tax Credit by Congress for the full year 2006, which resulted in the entire retroactive annual impact being recorded in the fourth quarter. Also impacting the fourth quarter rate was the favorable settlement of certain tax examinations.
•	Share Count — A lower diluted share count (108.8 million average shares in the fourth quarter of 2006 vs. 118.4 million average shares in the fourth quarter of 2005).
Company repurchased 26.2 million shares for more than $1 billion in 2006
     As part of its plan to return more than $1 billion in cash to shareholders, the Company repurchased 26.2 million shares during 2006, including 22.4 million shares for $803.4 million in a modified Dutch tender offer in the fourth quarter.
     “Our share repurchase program has increased liquidity for our shareholders, and it was consistent with the commitment we made to shareholders in 2005, which is to use the cash generated from our strategic initiatives to return value to our shareholders,” Anderson said.
     The Company purchased the shares using existing cash on its balance sheet.
Board approves 116th consecutive dividend
     The Board of Directors approved a quarterly dividend of 8.5 cents per share, payable on February 27, 2007 to shareholders of record as of February 12, 2007. The dividend will be the Company’s 116th consecutive dividend.
Company to host analyst meeting on Monday, February 5
     The Company will host a meeting for analysts and investors to discuss its updated strategic plan and financial outlook for 2007 on Monday, February 5 from 11:00 a.m. to approximately 3:30 p.m. EST. The meeting, which will be available as a conference call and webcast, will be held at the Company’s headquarters in Dublin, Ohio. The webcast will begin at approximately 11:50 a.m.
     The dial-in number is (877) 572-6014 (North America) or (706) 679-4852 (outside of North America). No need to register in advance. Interested parties may also listen to a simultaneous web cast at www.wendys-invest.com; the call will be archived at that site.
Disclosure regarding non-GAAP financial measures
EBITDA is used by management as a performance measure for benchmarking against its peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. EBITDA is not a recognized term under GAAP.
The Company also uses adjusted EBITDA, which accounts for certain items unrelated to ongoing operations, as an internal measure of business operating performance. Management believes adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the business.
Below is a reconciliation of 2006 reported operating income to 2006 EBITDA and 2006 adjusted EBITDA:

2006 reported operating income	$40.3 million
2006 depreciation and amortization	$123.7 million

2006 EBITDA from continuing ops	$164.0 million
2006 restructuring charges	$38.9 million
2006 incremental advertising expense	$25.0 million
2006 joint venture impact[1]	$(7.2 million)

2006 adjusted EBITDA from continuing ops	$220.7 million
Below is a reconciliation of 2006 4Q reported operating income to 2006 4Q EBITDA and 2006 4Q adjusted EBITDA:

2006 4Q reported operating income	$1.8 million
2006 4Q depreciation and amortization	$28.7 million

2006 4Q EBITDA from continuing ops	$30.5 million
2006 4Q restructuring charges	$7.9 million

2006 adjusted 4Q EBITDA from continuing ops	$38.4 million
Below is a reconciliation of 2005 reported operating income to 2005 EBITDA and 2005 adjusted EBITDA:

2005 reported operating income:	$175.9 million
2005 depreciation and amortization:	$129.0 million

2005 EBITDA from continuing ops:	$304.9 million
2005 net gain on property sales	$(35.6 million)
2005 joint venture impact[1]	$(8.4 million)

2005 adjusted EBITDA from continuing ops	$260.9 million
Below is a reconciliation of 2005 4Q reported operating income to 2005 4Q EBITDA and 2005 4Q adjusted EBITDA:

2005 4Q reported operating income:	$51.8 million
2005 4Q depreciation and amortization:	$31.9 million

2005 4Q EBITDA from continuing ops:	$83.7 million
2005 4Q net gain on property sales	$(35.6 million)
2005 4Q joint venture impact[1]	$(2.1 million)

2005 adjusted 4Q EBITDA from continuing ops	$46.0 million
1With the spinoff of Tim Hortons, the Company will lose 50% of the income from its 50/50 joint venture with Tim Hortons.
Wendy’s International, Inc. overview
     Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies. More information about the Company is available at www.wendys-invest.com.
ANALYST / MEDIA CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Year-to-Date Ended
	12/31/2006	1/1/2006	$ Change	% Change
REVENUES
Sales	$2,154,607	$2,138,365	$16,242	0.8%
Franchise revenues	284,670	317,053	(32,383)	-10.2%

TOTAL REVENUES	2,439,277	2,455,418	(16,141)	-0.7%

COSTS & EXPENSES
Cost of sales	1,352,312	1,362,631	(10,319)	-0.8%
Company restaurant operating costs	602,298	581,869	20,429	3.5%
Operating costs	46,674	20,419	26,255	128.6%
Depreciation of property & equipment	122,636	127,998	(5,362)	-4.2%
General & administrative expenses	237,575	220,891	16,684	7.6%
Other expense (income), net	37,468	(34,263)	71,731	n/m

TOTAL COSTS & EXPENSES	2,398,963	2,279,545	119,418	5.2%

OPERATING INCOME	40,314	175,873	(135,559)	-77.1%

Interest expense	(35,711)	(43,076)	7,365	17.1%
Interest income	37,876	3,987	33,889	n/m

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	42,479	136,784	(94,305)	-68.9%

INCOME TAXES	5,433	54,657	(49,224)	n/m

INCOME from continuing operations	37,046	82,127	(45,081)	-54.9%

INCOME from discontinued operations	57,266	141,940	(84,674)	-59.7%

NET INCOME	94,312	224,067	(129,755)	-57.9%

Diluted earnings per common share from continuing operations	$0.32	$0.70	($0.38)	-54.3%

Diluted earnings per common share from discontinued operations	$0.50	$1.22	($0.72)	-59.0%

Total Diluted earnings per common share	$0.82	$1.92	($1.10)	-57.3%

Diluted shares	115,325	116,819	(1,494)	-1.3%

n/m — not meaningful
Note:  The financial statements include a revision in the presentation of the impact of kids’ meal toys sold to franchisees. The revised presentation includes a “gross-up” of sales and cost of sales for these items. Previously these amounts were “netted”. This revision has no impact to operating income or net income.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Fourth Quarter Ended
	12/31/2006	1/1/2006	$ Change	% Change
REVENUES
Sales	$526,720	$515,597	$11,123	2.2%
Franchise revenues	69,658	87,270	(17,612)	-20.2%

TOTAL REVENUES	596,378	602,867	(6,489)	-1.1%

COSTS & EXPENSES
Cost of sales	331,034	327,964	3,070	0.9%
Company restaurant operating costs	149,517	145,065	4,452	3.1%
Operating costs	4,177	5,888	(1,711)	-29.1%
Depreciation of property & equipment	28,437	31,669	(3,232)	-10.2%
General & administrative expenses	67,413	65,380	2,033	3.1%
Other expense (income), net	13,984	(24,862)	38,846	n/m

TOTAL COSTS & EXPENSES	594,562	551,104	43,458	7.9%

OPERATING INCOME	1,816	51,763	(49,947)	-96.5%

Interest expense	(8,958)	(10,658)	1,700	16.0%
Interest income	10,222	1,437	8,785	n/m

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,080	42,542	(39,462)	-92.8%

INCOME TAXES	(6,869)	16,463	(23,332)	n/m

INCOME from continuing operations	$9,949	$26,079	($16,130)	-61.9%

(LOSS) INCOME from discontinued operations	($6,922)	$3,884	(10,806)	-278.2%

NET INCOME	$3,027	$29,963	($26,936)	-89.9%

Diluted earnings per common share from continuing operations	$0.09	$0.22	($0.13)	-59.1%

Diluted earnings per common share from discontinued operations	($0.06)	$0.03	($0.09)	-300.0%

Total Diluted earnings per common share	$0.03	$0.25	($0.22)	-88.0%

Diluted shares	108,795	118,398	(9,603)	-8.1%

n/m — not meaningful
Note:  The financial statements include a revision in the presentation of the impact of kids’ meal toys sold to franchisees. The revised presentation includes a “gross-up” of sales and cost of sales for these items. Previously these amounts were “netted”. This revision has no impact to operating income or net income.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	January 1,
	2006	2006
	(Unaudited)
	(Dollars in thousands)
ASSETS

Current assets
Cash and cash equivalents	$457,614	$230,560
Accounts receivable, net	84,841	62,190
Deferred income taxes	58,407	23,847
Inventories and other	30,252	29,798
Advertising fund restricted assets	36,207	35,651
Assets held for disposition	15,455	65,693
Current assets of discontinued operations	2,712	308,827

	685,488	756,566

Property and equipment	2,024,715	2,093,933
Accumulated depreciation	(798,387)	(745,459)

	1,226,328	1,348,474

Goodwill	85,353	81,875

Deferred income taxes	4,316	2,855

Intangible assets, net	3,855	4,843

Other assets	82,738	77,097

Non current assets of discontinued operations	9,978	1,168,608

	$2,098,056	$3,440,318

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	January 1,
	2006	2006
	(Unaudited)
	(Dollars in thousands)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$93,465	$92,340
Accrued expenses:
Salaries and wages	47,329	34,871
Taxes	46,138	60,984
Insurance	57,353	58,147
Other	32,199	34,079
Advertising fund restricted liabilities	28,568	35,651
Current portion of long-term obligations	94,109	2,497
Current liabilities of discontinued operations	2,218	264,783

	401,379	583,352

Long-term obligations
Term debt	530,426	521,800
Capital leases	18,963	18,336

	549,389	540,136

Deferred income taxes	81,627	78,065
Other long-term liabilities	66,163	68,017
Non current liabilities of discontinued operations	1,519	112,159

Commitments and contingencies

Shareholders’ equity
Preferred stock, Authorized: 250,000 shares
Common stock, $.10 stated value per share,
Authorized: 200,000,000 shares,
Issued: 129,548,000 and 125,490,000 shares, respectively	12,955	12,549
Capital in excess of stated value	1,089,825	405,588
Retained earnings	1,241,489	1,858,743
Accumulated other comprehensive income (expense):
Cumulative translation adjustments and other	9,100	115,252
Pension liability	(36,244)	(1,096)

	2,317,125	2,391,036

Treasury stock, at cost:
33,844,000 and 7,681,000 shares, respectively	(1,319,146)	(294,669)
Unearned compensation — restricted stock	0	(37,778)

	997,979	2,058,589

	$2,098,056	$3,440,318

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
SYSTEMWIDE RESTAURANTS

			Increase/		Increase/
	As of	As of	(Decrease)	As of	(Decrease)
	December 31, 2006	October 1, 2006	From Prior Quarter	January 1, 2006	From Prior Year

Wendy’s
U.S.
Company	1,310	1,320	(10)	1,345	(35)
Franchise	4,638	4,692	(54)	4,673	(35)

	5,948	6,012	(64)	6,018	(70)

Canada
Company	146	148	(2)	152	(6)
Franchise	231	231	0	225	6

	377	379	(2)	377	0

Other International
Company	9	5	4	5	4
Franchise	340	345	(5)	346	(6)

	349	350	(1)	351	(2)

Total Wendy’s
Company	1,465	1,473	(8)	1,502	(37)
Franchise	5,209	5,268	(59)	5,244	(35)

	6,674	6,741	(67)	6,746	(72)

WENDY’S INTERNATIONAL, INC.
Income Statement Definitions

Sales	Includes sales from company operated restaurants. Also included are the sales to franchisees from Wendy’s bun baking facilities.

Franchise Revenues	Consists primarily of royalties, rental income and franchise fees. Franchise fees include charges for various costs and expenses related to establishing a franchisee’s business.

Cost of Sales	Includes food, paper and labor costs for restaurants. Also included are the cost of goods sold to franchisees from Wendy’s bun baking facilities.

Company Restaurant Operating Costs	Consists of all costs necessary to manage and operate restaurants, except cost of sales and depreciation. These include advertising, insurance, maintenance, rent, etc., as well as support costs for personnel directly related to restaurant operations.

Operating Costs	Includes rent expense related to properties leased to franchisees and costs to operate and maintain Wendy’s bun baking facilities.

General and Administrative Expenses	Costs that cannot be directly related to generating revenue.

Other Income and Expense	Includes expenses (income) that are not directly derived from the Company’s primary businesses. This includes income from the Company’s investments in joint ventures and other minority investments. Expenses include store closures, other asset write-offs and restructuring costs.

Income from Discontinued Operations	Reflects net income from Tim Hortons Inc, Baja Fresh and Cafe Express.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Year-to-Date Ended
	12/31/2006	1/1/2006	1/2/2005	12/28/2003	12/29/2002
REVENUES
Sales	$2,154,607	$2,138,365	$2,194,031	1,960,345	$1,781,159
Franchise revenues	284,670	317,053	308,127	291,510	279,100

TOTAL REVENUES	2,439,277	2,455,418	2,502,158	2,251,855	2,060,259

COSTS & EXPENSES
Cost of sales	1,352,312	1,362,631	1,369,509	1,200,627	1,070,548
Company restaurant operating costs	602,298	581,869	577,294	496,735	444,697
Operating costs	46,674	20,419	21,058	18,245	17,477
Depreciation of property & equipment	122,636	127,998	109,712	115,760	106,189
General & administrative expenses	237,575	220,891	210,156	199,066	194,407
Other (income) expense, net	37,468	(34,263)	(1,329)	1,793	(492)

TOTAL COSTS & EXPENSES	2,398,963	2,279,545	2,286,400	2,032,226	1,832,826

OPERATING INCOME	40,314	175,873	215,758	219,629	227,433

Interest expense	(35,711)	(43,076)	(42,006)	(41,091)	(44,663)
Interest income	37,876	3,987	2,438	3,456	8,923

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	42,479	136,784	176,190	181,994	191,693

INCOME TAXES	5,433	54,657	72,694	65,510	74,290

INCOME from continuing operations	37,046	82,127	103,496	116,484	117,403

INCOME (LOSS) from discontinued operations	57,266	141,940	(51,461)	119,515	101,378

NET INCOME	94,312	224,067	52,035	235,999	218,781

Diluted earnings per common share from continuing operations	$0.32	$0.70	$0.89	$1.01	$1.01

Diluted earnings per common share from discontinued operations	$0.50	$1.22	($0.44)	$1.04	$0.80

Total diluted earnings per common share	$0.82	$1.92	$0.45	$2.05	$1.89

Diluted shares	115,325	116,819	115,685	115,021	116,558

Note:  The financial statements include a revision in the presentation of the impact of kids’ meal toys sold to franchisees. The revised presentation includes a “gross-up” of sales and cost of sales for these items. Previously these amounts were “netted”. This revision has no impact to operating income or net income.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
					Full Year
	Quarters Ended				Ended
	12/31/2006	10/1/2006	7/2/2006	4/2/2006	12/31/2006
REVENUES
Sales	$526,720	$556,681	$557,771	$513,435	2,154,607
Franchise revenues	69,658	73,427	76,342	65,243	284,670

TOTAL REVENUES	596,378	630,108	634,113	578,678	2,439,277

COSTS & EXPENSES
Cost of sales	331,034	345,751	345,803	329,724	1,352,312
Company restaurant operating costs	149,517	155,251	147,613	149,917	602,298
Operating costs	4,177	8,323	14,363	19,811	46,674
Depreciation of property & equipment	28,437	31,515	31,575	31,109	122,636
General & administrative expenses	67,413	62,427	52,438	55,297	237,575
Other (income) expense, net	13,984	386	29,700	(6,602)	37,468

TOTAL COSTS & EXPENSES	594,562	603,653	621,492	579,256	2,398,963

OPERATING INCOME (LOSS)	1,816	26,455	12,621	(578)	40,314

Interest expense	(8,958)	(8,872)	(8,848)	(9,033)	(35,711)
Interest income	10,222	14,632	10,989	2,033	37,876

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,080	32,215	14,762	(7,578)	42,479

INCOME TAXES	(6,869)	8,523	5,460	(1,681)	5,433

INCOME (LOSS) from continuing operations	9,949	23,692	9,302	(5,897)	37,046

(LOSS) INCOME from discontinued operations	(6,922)	45,476	(38,417)	57,129	57,266

NET INCOME (LOSS)	3,027	69,168	(29,115)	51,232	94,312

Diluted earnings per common share from continuing operations	$0.09	$0.20	$0.08	($0.05)	$0.32

Diluted earnings per common share from discontinued operations	($0.06)	$0.38	($0.33)	$0.50	$0.50

Total diluted earnings per common share	$0.03	$0.58	($0.25)	$0.45	0.82

Diluted shares	108,795	118,290	117,768	114,722 (a)	115,325

(a)	Due to loss from continuing operations, basic shares are used for earnings per share calculations.
Note:  The financial statements include a revision in the presentation of the impact of kids’ meal toys sold to franchisees. The revised presentation includes a “gross-up” of sales and cost of sales for these items. Previously these amounts were “netted”. This revision has no impact to operating income or net income.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
					Full Year
	Quarters Ended				Ended
	1/1/2006	10/2/2005	7/3/2005	4/3/2005	1/1/2006
REVENUES
Sales	$515,597	$539,594	$554,302	$528,872	2,138,365
Franchise revenues	87,270	77,639	77,311	74,833	317,053

TOTAL REVENUES	602,867	617,233	631,613	603,705	2,455,418

COSTS & EXPENSES
Cost of sales	327,964	343,643	352,601	338,423	1,362,631
Company restaurant operating costs	145,065	143,973	148,016	144,815	581,869
Operating costs	5,888	4,722	4,927	4,882	20,419
Depreciation of property & equipment	31,669	32,479	32,240	31,610	127,998
General & administrative expenses	65,380	51,152	50,766	53,593	220,891
Other (income) expense, net	(24,862)	(3,871)	(2,298)	(3,232)	(34,263)

TOTAL COSTS & EXPENSES	551,104	572,098	586,252	570,091	2,279,545

OPERATING INCOME	51,763	45,135	45,361	33,614	175,873

Interest expense	(10,658)	(11,497)	(10,285)	(10,636)	(43,076)
Interest income	1,437	1,160	809	581	3,987

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	42,542	34,798	35,885	23,559	136,784

INCOME TAXES	16,463	14,364	13,810	10,020	54,657

INCOME from continuing operations	26,079	20,434	22,075	13,539	82,127

INCOME from discontinued operations	3,884	51,654	48,685	37,717	141,940

NET INCOME	29,963	72,088	70,760	51,256	224,067

Diluted earnings per common share from continuing operations	$0.22	$0.17	$0.19	$0.12	$0.70

Diluted earnings per common share from discontinued operations	$0.03	$0.44	$0.42	$0.33	$1.22

Total diluted earnings per common share	$0.25	$0.61	$0.61	$0.45	$1.92

Diluted shares	118,398	117,656	116,632	114,596	116,819

Note:  The financial statements include a revision in the presentation of the impact of kids’ meal toys sold to franchisees. The revised presentation includes a “gross-up” of sales and cost of sales for these items. Previously these amounts were “netted”. This revision has no impact to operating income or net income.

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.
Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:
Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.
Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.
Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.
The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.
International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.
Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.
Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.
Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.